UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 18, 2007
Date of Earliest Event Reported: July 16, 2007
Commission file number 1-10948
OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)
(561) 438-4800

(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On July 16, 2007, Office Depot, Inc. (the “Company”) appointed Elisa D. Garcia as its new Executive Vice President, General Counsel and Corporate Secretary. Ms. Garcia succeeds David C. Fannin, who has served as General Counsel and Corporate Secretary at the Company since 1998. Mr. Fannin will fully retire from the Company at the end of 2008. Until then, Mr. Fannin will continue to serve as an Executive Vice President of Office Depot, with overall responsibility for global compliance matters, governmental relations and certain other ongoing projects.
Previously, Ms. Garcia has served as General Counsel and Corporate Secretary of Domino’s Pizza, Inc. from April 2000 until joining Office Depot this July. Prior to joining Domino’s Pizza, Ms. Garcia served as Latin American Regional Counsel for Philip Morris International and Corporate Counsel for GAF Corporation, one of the largest building products companies in North America. She began her legal career as a corporate associate with Willkie, Farr & Gallagher in New York.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: July 18, 2007	By:	/s/ Elisa D. Garcia
Elisa D. Garcia
Executive Vice President, General Counsel & Corporate Secretary

3